EXHIBIT 99.1

As discussed in this Current Report on Form 8-K, information presented in this Exhibit 99.1 has been recast to present our Hologram Business as discontinued operations in our consolidated financial statements and to retrospectively adopt FASB Accounting Standards Update No. 2011-05 and present the consolidated statements of comprehensive income (loss) included herein. No other updates have been made in this Current Report on Form 8-K for developments or events that occurred subsequent to the filing of our Annual Report on Form 10-K for the fiscal year ended June 30, 2012 (the “2012 Form 10-K”). This Exhibit 99.1 should be read in conjunction with the 2012 Form 10-K (except for Items 1, 1A, 6, 7, and 8), the recast financial statements included as exhibits to this Current Report on Form 8-K, our Quarterly Report on Form 10-Q for the three months ended September 29, 2012, and our other filings with the SEC.

ITEM 1. BUSINESS

General

Overview

JDS Uniphase Corporation (“JDSU,” also referred to as “the Company,” “we,” “our,” and “us”) is a leading provider of communications test and measurement solutions and optical products for telecommunications service providers, wireless operators, cable operators, network-equipment manufacturers (“NEMs”), and enterprises. JDSU also is an established leader in providing anti-counterfeiting technologies for currencies and other high value documents and products.  In addition, the Company is leveraging its core networking and optical technology expertise to deliver high-powered commercial lasers for manufacturing applications and expand into emerging markets, including gesture—recognition solutions for consumer electronics.

To serve its markets, JDSU operates the following business segments: Communications Test and Measurement (“CommTest”), which accounted for approximately 45.4% of net revenue in fiscal 2012; Communications and Commercial Optical Products (“CCOP”), which accounted for approximately 42.2% of net revenue in fiscal 2012; and Advanced Optical Technologies (“AOT”), which accounted for approximately 12.4% of net revenue in fiscal 2012.

Industry Trends

The trends that drive the broadband communications industry influence our CommTest and CCOP businesses. Adoption of smart mobile devices and demand for high-speed broadband access to support video and other high-bandwidth network traffic applications are straining networks and creating new challenges for JDSU’s customers. The growing use of social networking and cloud computing also make network traffic more unpredictable, generating sudden spikes in volume and making it harder to deliver a quality end user experience. Meeting these challenges requires the deployment of advanced network and service enablement solutions and next generation network technologies such as LTE, 40/100G and FTTx.  JDSU is well positioned to continue to benefit from these industry trends, and the network complexity they create, due to its leadership in broadband test and measurement and optical communications.

Trends related to the increasing threat of counterfeiting impact our AOT business. Counterfeiting for currency, pharmaceuticals and other goods, is on the rise because, penalties are relatively light and technological advances, including cheaper, higher-quality printing technology, online marketing that enables counterfeiters to market their products cheaply and anonymously, and cheaper distribution means have made counterfeiting easier than ever. JDSU enjoys long-standing positions with government and leading commercial enterprises built on decades of anti-counterfeiting expertise. JDSU’s optically variable pigment technologies protect the integrity of currency and other high value products and documents. We also provide critical optical components for safety, security and consumer markets.

In addition to communications network and service enablement and anti-counterfeiting solutions, JDSU extends its technology expertise to solve complex problems and deliver unique solutions in other industries. For example, our high-precision lasers enable the trend toward smaller integrated circuits for use in today’s compact consumer electronics, the classification and sorting of biological cells using induced fluorescence, and deoxyribonucleic acid (“DNA”) sequencing through the appropriate application of monochromatic light. New concentrator photovoltaic (“CPV”) cell technology from JDSU captures concentrated sunlight for electrical power generation. Precision optical coatings are used for emerging gesture-recognition and 3D applications as well as high-performance applications in aerospace, entertainment, and biomedical instrumentation.

Sales and Marketing

JDSU markets its products to telecommunications and cable service providers, NEMs, original equipment manufacturers (“OEM”), enterprises, government organizations, distributors and strategic partners worldwide. Each business segment has a dedicated sales force that communicates directly with customers’ executive, technical, manufacturing, and purchasing personnel as needed to determine design, performance, and cost requirements. In addition, all business segments are working to expand opportunities in emerging geographic markets directly and through alternate channels of distribution.

A high level of support is necessary to develop and maintain long-term collaborative relationships with our customers. JDSU develops innovative products by engaging the customer at the initial design phase and continues to build the relationship as customer needs change and develop. Service and support are provided through JDSU offices and those of its partners worldwide.

Additional Information

JDSU was incorporated in California in 1979 and reincorporated in Delaware in 1993. JDSU is the product of several significant mergers and acquisitions including, among others, the combination of Uniphase Corporation and JDS FITEL in 1999, and the acquisition of Acterna, Inc. in 2005. Our strategy is to operate as a company comprised of a portfolio of businesses with a focus on optical and broadband innovation.

We are subject to the requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, pursuant to which we file annual, quarterly and periodic reports, proxy statements and other information with the U.S. Securities and Exchange Commission (“SEC”). Such reports, proxy statements and other information may be obtained by visiting the Public Reference Room of the SEC at 100 F Street, NE, Washington, DC 20549 or by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. We also post all of our SEC filings on our website at www.jdsu.com/investors as soon as reasonably practicable after they are electronically filed with or furnished to the SEC.

Corporate Strategy

Our objective is to continue to be a leading provider for all markets and industries we serve. In support of our business segments, we are pursuing a corporate strategy that we believe will best position us for future opportunities. The key elements of our corporate strategy include:

•                  Enable our customers through collaborative innovation

We are committed to working closely with our customers from initial product design and manufacturing through to solution deployment and training. We strive to engage with our customers at the early stages of development to provide them with the most innovative and timely products and services and ensure that our focus remains aligned with their emerging requirements. Our sales, customer support, product marketing, and development efforts are organized to maximize effectiveness in our customer interactions.

•                  Maintain and improve our financial flexibility

We continue to take actions to maintain and improve our financial flexibility to support our global business operations and additional investments in growth and innovation. Key elements of this strategy include maintaining a healthy balance sheet with a strong liquidity position, continued generation of positive cash flow, diligent management of our cash conversion cycle, managing our capital structure to minimize cost of capital and preserve access to additional financing, managing capital market risk and refinancing risk with periodic debt issuance and/or maintenance of revolving credit facilities, and maintaining healthy bank relationships.

•                  Build a lean and scalable business

We continue to streamline our manufacturing operations and reduce costs by using contract manufacturers where appropriate and consolidating to reduce our footprint and total fixed costs. In addition, our shared corporate functions model cost-effectively provides our business segments with the centralized strength and depth of a larger company, while allowing each segment to remain focused and responsive to its own market needs.

•                  Invest in profitable, market-based innovation

Based on current and anticipated demand, we continue to invest in research and development (“R&D”) and through acquisitions and partnerships in new technologies, products and services that offer our customers increased efficiency, higher performance, improved functionality, and/or higher levels of integration. In fiscal 2012, we continued to invest in product development in line with our profitability and growth objectives. The acquisition of Dyaptive Systems Inc. (“Dyaptive”) expanded our mobile test product portfolio, supporting our customers’ need for solutions that improve the reliability and quality of wireless communications. We also acquired product design, intellectual property and other assets from QuantaSol Limited (“QuantaSol”), a CPV provider based in the United Kingdom. The acquired technology allows more light to be converted to electrical power by raising the efficiency of CPV cells, the most important metric in the solar industry.

•         Expand our global market presence

Long term, we expect higher rates of growth in the Asia-Pacific, Latin America and Eastern Europe regions. Therefore, we are developing products, sales, marketing and customer support to meet the specific needs in these regions in order to serve these customers better.

Although we expect to successfully implement our strategy, internal and/or external factors could impact our ability to meet any, or all, of our objectives. These factors are discussed under Item 1A - Risk Factors.

Business Segments

JDSU operates in the following business segments: CommTest, CCOP and AOT. Each segment has its own engineering, manufacturing, sales, and marketing groups to better serve customers and respond quickly to the market needs. In addition, our business segments share common corporate services that provide capital, infrastructure, resources, and functional support, allowing them to focus on core technological strengths to compete and innovate in their markets.

Communications Test and Measurement

The CommTest business provides instruments, software and services that enable the design, deployment, and maintenance of communication equipment and broadband networks and ensure the quality of services delivered to the end user. These solutions help accelerate the deployment of new services and lower operating expenses while improving performance and reliability. Included in the product portfolio are test tools, platforms, software, and services for wireless and wireline networks. CommTest products address the test requirements across and at all layers of the network and are used in all phases of the network lifecycle, from R&D in the lab and production line validation to field deployment and service assurance. JDSU also provides test solutions for private enterprise networks, including storage and storage-network technologies.

Markets

JDSU provides instruments, software, service assurance systems, and services for communications network operators and equipment manufacturers that deliver and/or operate broadband/IP networks (fixed and mobile) that deliver voice, video, and data services.  JDSU communications test solutions support the research, development, and manufacture of network equipment; field service test for fixed and wireless networks, including triple-play deployments for cable, telecom, FTTx, and home networking; and service assurance, which includes monitoring and maintaining quality of experience (“QoE”) for cable, wireless and fixed/telecom networks. JDSU also provides protocol-test solutions for the development and field deployment of storage networks.

Customers

JDSU customers for CommTest include the world’s largest communications service providers, NEMs, government organizations, and large corporate customers. These include major telecom and cable operators such as AT&T, Bell Canada, Bharti Airtel Limited, British Telecom, China Mobile, China Telecom, Chunghwa Telecom, Comcast, CSL, Deutsche Telecom, France Telecom, TalkTalk, Telefónica, Telmex, TimeWarner Cable, and Verizon. JDSU test and measurement customers also include many of the NEMs served by our CCOP segment, including Alcatel-Lucent, Ciena, Cisco Systems, Fujitsu and Huawei. JDSU test and measurement customers also include chip and infrastructure vendors, storage-device manufacturers, storage-network and switch vendors, and deployed private enterprise customers. Storage-segment customers include Brocade, Cisco Systems, and EMC.

Trends

As content and application developer providers are developing new business models to expand their distribution capabilities, they are increasingly adopting on-line channels for rich broadband content such as music, gaming, video programming, and movies. Telecommunications and cable service providers are, in turn, planning to increase profitability and average revenue per subscriber (“ARPU”) by expanding the capabilities of their packet-based networks to increase their network capacity and to deliver sophisticated, more reliable levels of service required to meet the requirements of content providers, application developers and end users.

Telecommunications, cable television, satellite, and wireless service providers are competing with each other to offer content providers and consumers the ability to carry virtually any type of voice, data and video content to any device, including smart phones and tablets. With more applications and content available, potential benefits for service providers include increased ARPU and less customer turnover due to better service quality, thus increasing profitability and long-term competitive advantage. As a result, many providers are developing consolidated network architectures intended to enable integrated voice, data and video services from a single provider rather than three separate services from different providers. Integrating legacy and next generation network technology and services create new challenges for communications service providers and undermines service quality and reliability.

Additionally, growth in the number of worldwide mobile subscribers and the proliferation of new and higher bandwidth services, including video-based content such as news, movies, and gaming, is generating strong growth in demand for network capacity and faster transmission rates. These trends are driving disproportionate capital spending in network technologies related to next-generation wireless, including 3G and 4G/Long Term Evolution (“LTE”) and Ethernet-based backhaul of mobile traffic from cell towers; higher-capacity transport solutions to support video communications (40G/100G); and software-driven network and service enablement systems.

Increasing deployments of higher speed networks, the expansion of IP-based services, the need to reduce deployment time and cost, and the importance of increasing ARPU results in demand for communications test and measurement instruments, systems, software, and services. These solutions support the rapid deployment of new services and sources of revenue, increase customer satisfaction by helping technicians complete installation and repair work quickly and correctly, and lower operating expenses by automating and improving network installation, maintenance, and management processes. Our broad portfolio of test and measurement solutions positions us well to benefit from these developments.

Strategy

The CommTest business segment plans to improve profitability and increase revenue by continuing to develop and offer higher-margin, software-based solutions that can remotely and more cost-effectively gather network intelligence our customers need to deliver a quality end user experience, increase ARPU, reduce customer churn and lower operating expenses.

Competition

JDSU competes against various companies, including Agilent, Anritsu, Danaher (i.e. Fluke and Tektronix), Exfo, Ixia and Spirent. While JDSU faces multiple competitors for each of its product families, it continues to have one of the broadest portfolios of wireline and wireless products and solutions available in the communications test and measurement industry.

Offerings

JDSU provides end-to-end communications test and measurement solutions for wireless and wireline communications networks, including the core, metro, access, and home networking environments. JDSU is a leader in the test and measurement market and has an installed base of hundreds of thousands of test instruments and systems deployed in communications networks around the world.

Instruments

JDSU provides instruments that speed the deployment of network technologies and services, ensure reliability and reduce network expenses. Designed to be mobile, these products assist service provider technicians in assessing the performance of network elements and segments or verifying the integrity of the information being transmitted across the network. These instruments incorporate high levels of intelligence and have user interfaces that are designed to simplify operation and minimize training. JDSU test instruments also include those used by NEMs in the design and manufacture of next-generation network equipment. Thorough testing by NEMs plays a critical role in producing the components and equipment that are the building blocks of network infrastructure.

Software

JDSU provides software products and custom software development services to its customers. The Company recently introduced PacketPortal™, a software platform that uses microprobe technology to cost-effectively gather intelligence anywhere in the network for use with a suite of customer care, marketing and other applications.  These software applications are created by JDSU as well as third-party application development partners. Another software-driven solution, PacketInsight™, was introduced this year and allows service providers to quickly pinpoint critical data in the core network.  JDSU’s software solutions are designed to help service providers profitably scale to unprecedented bandwidth demand while providing a high-quality subscriber experience.

Solutions

JDSU solutions typically consist of integrated hardware and software components that reside in communication networks, such as service assurance solutions. Using an integrated test and measurement system, JDSU customers are able to analyze critical network elements, transmission technologies and protocols from a single console, simplifying the process of deploying, provisioning and managing network equipment and services. From a centralized location, technicians can access the test systems within the network and perform simultaneous test and monitoring functions on one or more elements, either manually or automatically. These capabilities allow network operators to initiate service to new customers faster, decrease the need for technicians to make on-site service calls, help to make necessary repairs faster and, as a result, lower costs while providing higher quality and more reliable services.

Services

JDSU offers a range of product support and professional services geared to comprehensively address our customers’ requirements. These services include repair, calibration, software support services and technical assistance for its products. JDSU also offers product and technology training as well as consulting services. JDSU professional services, provided in conjunction with system integration projects, include project management installation and implementation.

Communications and Commercial Optical Products

The CCOP business segment provides optical communications products used by NEMs for telecommunications and enterprise data communications. These products enable the transmission and transport of video, audio and text data over high-capacity fiber optic cables. Transmission products primarily consist of optical transceivers, optical transponders, and their supporting components such as modulators and source lasers, including innovative products such as the tunable XFP. Transport products primarily consist of amplifiers and reconfigurable optical add/drop multiplexers (“ROADMs”) and their supporting components such as pump lasers, passive devices, and arrayed waveguides (“AWGs”). In fact, many of today’s most advanced optical networks are built on our transport and transmission components, modules and subsystems.

CCOP also provides lasers employed in a wide variety of OEM applications. JDSU laser products serve customers in markets and applications such as manufacturing, biotechnology, graphics and imaging, remote sensing, and precision machining such as drilling in printed circuit boards, wafer singulation, and solar cell scribing. These products include diode, direct-diode, diode-pumped solid-state, fiber, and gas lasers.

In addition, our photovoltaics (“PV”) products include CPV cells and receivers for generating energy from sunlight, as well as fiber optic-based systems for delivering and measuring electrical power.

Markets

The CCOP business segment participates in the optical communications, laser, and PV markets.

JDSU optical communications products include a wide range of components, modules, and subsystems to support and maintain customers in our two market segments: telecommunications, including carrier networks for access (local), metro (intracity), long-haul (city-to-city and worldwide), and submarine (undersea) networks; and enterprise data communications, including storage-access networks (“SANs”), local-area networks (“LANs”), and Ethernet wide-area networks (“WANs”).

JDSU’s portfolio of laser products includes components and subsystems used in a wide variety of OEM applications that range in output power from milliwatts to kilowatts and include ultraviolet (“UV”), visible, and infrared (“IR”) wavelengths. JDSU supports customer applications in the biotechnology, graphics and imaging, remote sensing, materials processing and other precision machining arenas.

The PV business unit provides photonic power for a range of remote sensing applications, including those used by the electric power industry to measure power transmission and is also developing high efficiency concentrator PV cells for the generation of electric power from solar radiation.

Customers

CCOP serves optical communications equipment manufacturers such as Adva, Alcatel-Lucent, Ciena, Cisco Systems, Ericsson, Fujitsu, Huawei, Infinera, Nokia Siemens Networks, and Tellabs. Customers for JDSU Commercial Lasers include Amada, ASML, Beckman Coulter, Becton Dickinson, Disco, Electro Scientific Industries, and KLA-Tencor. Customers for PV products include Amplifier Research, Beijing Bosin Industrial Technology, ETS-Lindgren, and Siemens.

Trends

Long-term trends suggest growing opportunities for CCOP. These trends are discussed, by market, below:

Optical Communications: To remain competitive, network operators worldwide must offer broader suites of digital services. To do this, they are migrating to Internet-protocol (“IP”) networks, which effectively deliver triple-play services while lowering capital and operating costs of dense-wavelength-division multiplexing (“DWDM”) networks. In data communications, demand for broadband is driven by the growing needs of intracompany LAN and intercompany WAN networks. The growing demand for capacity encourages the adoption of optical communications products across the telecom sector, including long-haul, metro (core and access), cable television (“CATV”), submarine, and FTTP or FTTx. It also increases demand for optical products in the storage and enterprise sectors, including LAN, SAN and WAN.

New, bandwidth-intensive applications can result in sudden and severe changes in demand almost anywhere on the network. Increasing agility in optical networks by employing ROADMs, tunable transponders, and other agile optical products provides an effective way to respond to unpredictable bandwidth demands and manage expenses. With more agile optical networks, a service provider can add capacity by using remote management applications rather than by dispatching technicians to perform manual operations in the field.

In addition, the high-end routers, switches, and cross-connect equipment that must handle legacy and IP traffic are becoming increasingly complex in order to meet higher bandwidth, scalability, speed, and reliability needs.  Products must provide higher levels of functionality and performance in compact designs that must also meet requirements for emissions, cost, and reduced power consumption.

Deployment of fiber closer to the end user increases the availability of high-bandwidth services and should result in increased demand on the metro and long-haul networks into which these services feed. The dynamically reconfigurable nature of today’s agile networks enables lower operating costs and other competitive advantages, allowing service providers to use and scale network capacity more flexibly, streamline service provisioning, accelerate rerouting around points of failure, and modify network topology through simple point-and-click network management systems.

JDSU is a leading provider of the optical products mentioned above which support the trends in this market. JDSU innovation, particularly in the area of photonic integrated circuits, which can replace many discrete components with a single photonic chip, is resulting in products that have more functionality, are smaller, require less power, and are more cost-effective. For example, the tunable XFP transceiver is 85% smaller than previous tunable models. JDSU also developed the industry’s first tunable SFP+ transceiver for enterprise and metro networks.  Higher levels of integration have also led to development of the Super Transport Blade (“STB”), which delivers all transport functions in a single, integrated platform, essentially replacing three blades with one.

JDSU, with its innovative optical communications and flexible, cost-effective transport portfolio, is positioned to be the supplier of choice for next-generation networks.

Lasers: As technology advances, high-tech and other vital industries increasingly turn to lasers when they need more precision, higher productivity, and energy efficient or “green” alternatives for problems that cannot be solved by mechanical, electronic or other means. For example, lasers have been used for years to help achieve the scale and precision needed in semiconductor processing. In biotech applications, lasers have been instrumental for advances (and new standard procedures) in cytology, hematology, genome sequencing, and crime scene investigations, among others. The long term trends in these industries should lead to increased demand for lasers.

In addition, demand continues for electronic products, as well as products and components in other industries, to offer greater functionality while becoming smaller, lighter, and less expensive. Product designs that achieve this are requiring precise micromachining and materials processing, such as micro bending, soldering and welding—especially for plastics. At the scale and processing speed needed, lasers are replacing mature mechanical tools such as drills for tiny holes, or “vias,” in printed circuit boards and saws and scribes for singulating silicon wafers, resulting in greater precision and productivity. As these trends continue, we believe that manufacturers and industries will increase their reliance on lasers in order to maintain or increase their competitiveness.

There is an increasing trend towards energy efficiency and “green” industry. Industries are using lasers to develop products that are smaller and lighter, and that increase productivity and yield, thereby lowering their energy consumption. More directly, this trend has provided for significant growth in the solar power market segment and applications for lasers used in the production of solar panels.

JDSU is well-positioned with key OEM providers of laser solutions to these industries. We continue to develop our laser portfolio to offer smaller and more cost-effective products designed specifically for the performance, integration, reliability and support needs of our OEM customers.

Photonic Power and Photovoltaics: The trend toward lighter, cleaner, efficient solutions has led to opportunities for photonics in a variety of applications. The use of photonic power for remote sensors solves the problem of electromagnetic interference (“EMI”), radio frequency (“RF”) and other interference associated with the use of electrical power. The need for clean energy is fueling an increase in demand for concentrated photovoltaic power. JDSU proprietary technology already in use for powering remote sensors has led to high efficiency products applicable to electric power generation from solar energy.

On July 7, 2011, JDSU acquired product design, intellectual property and other assets from QuantaSol, a CPV provider based in the United Kingdom. The acquisition allows JDSU to leverage industry-leading multiple-quantum-well (“MQW”) technology from QuantaSol for its CPV cell product platform.  MQW technology allows more light to be converted to electrical power by raising the efficiency of CPV cells, the most important metric in the solar industry.

Strategy

In optical communications, we are focused on technology leadership through collaborative innovation with our customers, cost leadership, and functional integration. We will continue to align the latest technologies with best-in-class, scalable manufacturing and operations to drive the next phase of optical communications with highly integrated technologies that are faster, more agile, and more reliable, making us a valuable business and technology partner for NEMs.

JDSU leverages its long-term relationships with OEM customers to develop commercial laser innovation. Leveraging established manufacturing, engineering, telecommunications, and photonics expertise, JDSU delivers products that meet cost-of-ownership and reliability needs while delivering on volume production demands.

In photonic power and PV, JDSU is developing best-in-class performance technology applicable to the growing solar power market.

Competition

JDSU competes against various public and private companies in markets served by CCOP. A partial list of public company competitors providing optical communications includes Finisar, Fujitsu, Furukawa Electric, Oclaro, Oplink Communications, and Sumitomo Electric. JDSU competitors in the laser market include Coherent, IPG Photonics, Rofin-Sinar, CVI-Melles, and the Spectra-Physics division of Newport Corporation. JDSU competes against Spectrolab and Emcore in the PV market.

In addition to these established companies, JDSU faces significant and focused competition from other companies and emerging startups. While each of its product families has multiple competitors, JDSU has a broad range of products and leading technologies that are aligned with industry trends and the needs of its customers.

Offerings

CCOP serves the optical communications, laser and PV markets.

Optical Communications

JDSU optical communications offerings address two market segments: telecommunications and enterprise data communications. In addition to a full selection of active and passive components, JDSU offers increasing levels of functionality and integration in modules, circuit packs, and subsystems for transmission, amplification, wavelength management, and more. Our optical communications product offerings are described below:

In the telecommunications market segment, we offer transmission and transport solutions for the synchronous optical network (“SONET”), synchronous-digital-hierarchy (“SDH”) and wavelength-division multiplexer (“WDM”) applications. Transmission products, such as our tunable transponder, transceiver, and transmitter modules, transmit and receive signals. JDSU also offers transmission components for the previously mentioned products, which include active components such as tunable lasers, detectors/receivers, and modulators.

JDSU transport products, such as ROADMs and other amplifiers, provide switching, routing and conditioning of signals. JDSU also provides components for transport, including passive components such as our attenuators, circulators, couplers/splitters/WDMs, gain flattening filters, hybrid interleavers, multiplexer/demultiplexers polarization components, switches, and wavelength lockers.

Industry-leading innovation led to the STB, which integrates all major optical transport functions (wavelength switching, preamplification, postamplification, and monitoring) into a single-slot blade. This all-in-one solution reduces the size, cost, and power requirements of optical components, incorporates nano wavelength selective switch (“WSS”) technology, and enables greater chassis density and a smaller footprint.

In the enterprise data communications market segment, which relies on storing and moving vast amounts of data, JDSU offers transmission products, such as our optical transceivers for Fibre Channel and Gigabit Ethernet applications. JDSU transceivers are also used in Ethernet connections for servers, routers, hubs, and switches for Internet and e-mail services.

JDSU integrated fiber optic transceivers provide a high-speed, serial electrical interface for connecting processors, switches, and peripherals. They are available in hot-pluggable or pin-through-hole versions with a small footprint for use in compact system designs. This allows manufacturers to double the density of transceivers on a board compared to conventional designs.

For higher data transfer rates of 40 and 100G, JDSU offers VCSELs. VCSELs reduce power consumption, heat, EMI, and cost while increasing speed, reliability, and link distance. Our compact arrays offer an innovative solution for the LANs, SANs, broadband Internet, and metro-area network applications that currently depend on high-end routers, switches, and cross-connect equipment to handle legacy and IP traffic.

Lasers

Our broad range of products includes diode-pumped solid-state, fiber, diode, direct-diode, and gas lasers such as argon-ion and helium-neon (“HeNe”) lasers.

Diode-pumped solid-state and fiber lasers that provide excellent beam quality, low noise, and exceptional reliability are used in biotechnology, graphics and imaging, remote sensing, materials processing, and precision machining applications.

Diode and direct-diode lasers address a wide variety of applications, including laser pumping, thermal exposure, illumination, ophthalmology, image recording, printing, plastic welding, and selective soldering.

Gas lasers such as argon-ion and helium-neon lasers provide a stable, low-cost and reliable solution over a wide range of operating conditions, making them well suited for complex, high-resolution OEM applications such as flow cytometry, DNA sequencing, graphics and imaging, and semiconductor inspection.

Photonic power and photovoltaics

Photonic power is an innovative power-over-fiber delivery system that converts optical power to electrical power. Since it is delivered over nonconducting fiber optic cable, it is not affected by RF or EMI, is lighter, generates less heat, is spark-free, and can be used to drive sensors, gauges, actuators, low-power communications devices, and other electronic devices.

JDSU capabilities in converting optical power to electrical power are now being applied to the solar energy market. Multijunction CPV cells generate power under concentrated sunlight. JDSU has developed CPV cells to be available both as chips and in receiver assemblies for generating solar power.

Advanced Optical Technologies

The AOT business segment leverages its core technology strengths of optics and materials science to manage light and color effects. With decades of experience in optical coating and authentication technology, AOT develops innovative anti-counterfeiting solutions for the currency, pharmaceutical and other markets.

On September 18, 2012, the Company entered into a definitive agreement to sell the Hologram Business which subsequently closed on October 12, 2012. The Hologram Business primarily addressed the transaction card market. We have presented our historical Consolidated Statements of Operations and segment results of operations to reflect the sale of this business. The historical results of this business are reflected as discontinued operations in accordance with the authoritative guidance and are not included in our results from continuing operations for all periods presented.

Markets

Our AOT segment provides overt and covert product verification for protection against diversion, brand erosion, and lost revenue due to counterfeiting. These technologies safeguard currency and high security government documents as well as brands in the transaction card, pharmaceutical, consumer electronics, printing/imaging supplies, and fast-moving consumer goods industries through innovative optically variable pigment, holographic, and microtaggant technologies.

AOT also produces precise, high-performance, optical thin-film coatings for a variety of applications in government and aerospace, biomedical, consumer electronics, telecommunications, office automation, and other markets. These applications include gesture-recognition, night-vision goggles, satellite solar covers, medical instrumentation, computer-driven projectors, 3D cinema and event lighting.

In addition, we offer, custom color solutions for product finishes and decorative packaging that can be applied to a wide variety of substrates. These include innovative optically-based color-shifting and other solutions that provide product enhancement for brands in the pharmaceutical, automotive, consumer electronics, sports apparel, and fast-moving consumer goods industries.

Customers

The AOT business segment serves customers such as 3M, Kingston, Lockheed Martin, Northrop Grumman, Pan Pacific, Seiko Epson and SICPA. JDSU technology is used to protect the currencies of China, the European Union, the United States, and other governments around the world. Leading pharmaceutical companies worldwide also use JDSU solutions to protect their brands, as do major issuers of transaction cards such as MasterCard and American Express. JDSU custom color product differentiation and brand enhancement solutions are used by customers such as DuPont.

Trends

Product integrity is a worldwide, multi-billion dollar issue that poses consumer health and safety risks as well as issues such as, corporate liability, devaluation of brand image, weakening of brand loyalty, and lost revenues. Favored targets include currency, pharmaceuticals, imaging supplies, apparel, automotive parts, consumer electronics, and electronic media. Other issues, such as product diversion where distributors divert products intended for lower-priced markets to higher-priced markets, increasingly require brand protection. The spread of counterfeiting can be attributed to several factors, including using the Internet to facilitate distribution, a ready availability of low-cost, high-quality printing equipment to reproduce product packaging, the elimination of international trade barriers, and an increasingly mobile global society.

JDSU technology has become a worldwide standard for currency protection. Additionally, the need to protect high-value documents and offer solutions for authenticating personal, identification, and financial documents also is growing. Our authentication products can be combined to offer multilayer solutions for creating effective security programs that combine secure authentication, flexible aesthetics, and ease of application.

Demand for optical solutions to solve complex problems extends to the aerospace, defense and medical/environmental instrumentation markets, which require customized, high-precision coated products and optical components that selectively absorb, transmit, or reflect light to meet the performance requirements of sophisticated systems. Our custom optics products offer an array of advanced technologies and precision optics—from the UV to the far IR portion of the light spectrum. Most products are custom optical filters, on either a simple or complex irregular shape, that require from one to several hundred layers to create the coating.

Another challenge is the need to differentiate products in order to build brands. Global competition and an increasing range of product offerings are driving designers to look for innovative ways to increase the aesthetic value of their products and make them stand out. Our custom color solutions are used in coatings and packaging to create unique and striking visual effects.

Strategy

The AOT business segment develops technologies that differentiate and effectively protect valuable brands via a secure, flexible, aesthetically striking optical platform. It also strives to supply the highest-quality, best-in-class optical components and assemblies with innovative thin-film coating processes that help customers protect and/or differentiate their products. JDSU will continue to leverage its intellectual property and leading expertise in optics, light management and material technology to develop solutions that provide a unique advantage to customers.

Competition

JDSU’s competitors in the markets addressed by AOT include providers of special-effect pigments like Merck KGA and from manufacturers of security holograms including Kurz, De La Rue and OpSec; from coating companies such as Nidek, Toppan, and Toray;  from display-component companies such as Asahi, Fuji Photo-Optical, Nikon, and Nitto Optical; and from optics companies such as Barr Associates and Deposition Sciences.

Offerings

AOT consists of the Authentication Solutions Group (“ASG”), which has offerings for brand protection and document authentication; the Custom Optics Product Group (“COPG”), which offers optical thin-film coatings for a range of markets; and the Flex Products Group (“Flex”), which offers currency protection, custom color solutions, and printing services.

Currency Protection

JDSU’s optically variable pigment technology overt security technology has become a standard used by governments worldwide for currency protection. This technology provides a color-shifting effect that enables positive, easy visual verification and deters counterfeiting.  In fiscal 2012, we completed most of the expansion of our capacity for optically variable pigment anti-counterfeiting production capabilities in Beijing, China.

Brand Protection

To strengthen brand integrity, many corporate brand owners are introducing overt protective measures in packaging that provide consumers and/or inspection personnel with the ability to quickly determine product authenticity by visually detecting a color effect on the package. Covert solutions provide an additional layer of protection that cannot be seen or detected without a visual aid.

JDSU offers both overt and covert solutions for security, including SecureShift® light-interference technology (which allows inks or plastics to exhibit different colors and visual effects from different viewing angles), holographic technology, and Charms™ microstructured taggants. Applications include transaction cards, pharmaceuticals, imaging supplies, electronics, computer, and other consumer goods. JDSU offers these solutions in a wide range of choices by incorporating them into printing inks, product labels, and product packaging.

Document authentication

JDSU optically variable pigment technology, which produces color-shifting and other optical effects, and other authentication technologies are used to combat forgery and counterfeiting, protect against alteration of data, and allow for immediate verification of high-value documents. JDSU works closely with its customers to design these solutions to meet their specific needs for passports, personal identification, and other government and secure documents.

Custom Optics

Optical thin-film coatings are submicroscopic (nanometer to micrometer) layers of materials, such as silicon and magnesium fluoride, that are applied to the surface of a substrate, including glass, plastic or metal. Thin-film coatings control the behavior of light to produce effects such as reflection, refraction, absorption, abrasion resistance, antiglare, oxygen and/or moisture transmission, and electrical conductivity for a variety of applications.

Aerospace and defense: JDSU provides customized optics for solar-cell coverglass, thermal-control mirror technology, and optical sensors for aerospace applications. JDSU thin-film optics products can be found on spacecraft and satellites. In addition, JDSU supplies filters used in military applications such as infrared night-vision goggles and electronic countermeasures.

Consumer and commercial electronics: JDSU manufactures and sells coated optics for use in home and business display systems and 3D entertainment systems. These products include bandpass filters, mirrors, polarization compensators, heater panels and other coated optics, and assemblies. Products for the automation market include photo receptors and mirrors for photocopiers, scanners, computer-driven projectors, and facsimile machines.

Instrumentation and lighting: JDSU provides multicavity and linear variable optical filters on a variety of substrates for applications including gas monitoring and analysis, thermal imaging, smart munitions, fire detection, spectroscopy, and pollution monitoring. These filters are also used in biomedical applications, semiconductor test systems, and test and measurement equipment. JDSU also provides advanced optical filters used to create dramatic lighting effects and rich, saturated color in intelligent lighting systems for entertainment and architectural lighting.

Custom Color Solutions

For product differentiation and brand enhancement, JDSU provides custom color solutions for a variety of applications using our ChromaFlair® and SpectraFlair® pigments to create color effects that emphasize body contours, create dynamic environments, or enhance products in motion. These pigments are added to paints, plastics, or textiles for products and packaging.

Our line of custom color products uses proprietary manufacturing processes and light interference or diffractive technology to provide specific color characteristics that can be designed to meet the needs of individual products, brands or markets. The products create a durable finish with striking color properties for automotive, consumer electronics, and other applications.

The design process is critical to delivering custom color solutions that meet the needs of specific customers, markets and brands. JDSU color specialists, Color Lab, and prototyping capabilities help customers overcome color design challenges during the design stage.

Printing Services

Proprietary printing processes and a current good manufacturing practices (“cGMP”) compliant environment deliver solutions for labels, closures, hang tags, and flexible packaging for authentication and custom color solutions.  In addition, JDSU provides high quality flexographic and gravure printing for labels for retail and apparel, healthcare, food and beverage, automotive, consumer goods and personal care.

Acquisitions

As part of our strategy, we are committed to the ongoing evaluation of strategic opportunities and, where appropriate, the acquisition of additional products, technologies or businesses that are complementary to, or broaden the markets for our products.  We believe we have strengthened our business model by expanding our addressable markets, customer base, and expertise, diversifying our product portfolio, and fortifying our core businesses through acquisition as well as through organic initiatives.

In January 2012, we completed the acquisition of Dyaptive based in Vancouver, Canada. The Company acquired tangible and intangible assets and assumed liabilities of Dyaptive for a total purchase price of approximately CAD 15.0 million in cash, including a holdback payment of approximately CAD 2.1 million which is due in December 2012.

In July 2011, we completed the acquisition of critical product design, patented intellectual property and other assets from QuantaSol, for a cash purchase price consideration of approximately $3.7 million.

In May 2010, we completed the acquisition of the Network Solutions Division (“NSD”) of Agilent Technologies, Inc. (“Agilent”), where we acquired certain assets and assumed certain liabilities of NSD for a total cash purchase price consideration of approximately $163.8 million.

In July 2009, we completed the acquisition of the Storage Network Tools business (“SNT”) from Finisar Corporation (“Finisar”), where we acquired certain assets and assumed certain liabilities of SNT for a total cash purchase price consideration of approximately $40.7 million.

Please refer to “Note 5. Mergers and Acquisitions” of Notes to Consolidated Financial Statements under Exhibit 99.5 of this Current Report on Form 8-K for further discussion of the acquisitions completed during fiscal 2012, 2011 and 2010.

Restructuring Programs

We continue to consolidate the manufacturing of our products based on core competencies, cost efficiency, and alternative manufacturers, where appropriate. Among other things, we continue to strengthen our partnerships with contract manufacturers. We completed the process of outsourcing a portion of manufacturing in our AOT segment in North America during fiscal 2012. In the last three fiscal years, we restructured and reorganized our CommTest segment to improve the efficiency of the manufacturing operations, R&D and sales organization by reducing/rationalizing headcount, consolidating the number of contract manufacturer locations worldwide and moving them to lower cost regions, and consolidating and centralizing similar functions to fewer sites designed to improve leverage. In the current fiscal year, we initiated the transition of moving the repair organization to an outsourced partner. Additionally, we continue to centralize many administrative functions such as information technology, human resources, and finance to take advantage of common processes and controls, and economies of scale.

Please refer to Management’s Discussion and Analysis of Financial Condition and Results of Operations under Exhibit 99.4 and the Notes to the Consolidated Financial Statements under Exhibit 99.5 of this Current Report on Form 8-K for further discussion on these charges.

Research and Development

During fiscal 2012, 2011, and 2010, we incurred R&D expenses of $244.0 million, $238.0 million, and $173.3 million, respectively. The number of employees engaged in R&D was approximately 1,400 as of June 30, 2012, 1,450 as of July 2, 2011, and 1,350 as of July 3, 2010.

We devote substantial resources to R&D to develop new and enhanced products to serve our markets. Once the design of a product is complete, our engineering efforts shift to enhancing both the performance of that product and our ability to manufacture it in greater volume and at lower cost.

In our CommTest segment, we develop portable test instruments for field service technicians, systems and software used in Network Operations Centers, and instruments used in the development, testing and production of communications network components, modules and equipment. We are increasing our focus on IP-based service assurance and customer experience management, and test instruments for wireless networks and services, while continuing to develop tools for fiber optic, optical transport, Ethernet, broadband access, video test and storage network testing. We have centers of excellence for product marketing and development in Asia, Europe and North America.

In our CCOP segment, we are increasing our focus on the most promising markets while maintaining our capability to provide products throughout the network. We are increasing our emphasis on self-aware network components and modules, such as ROADMs and tunable devices needed for long-haul and metro market segments, as well as expanding our transmission transceiver portfolio to support telecom, local area network, storage area network, and enterprise market segments. We are also responding to our customers’ requests for higher levels of integration, including the integration of optics, electronics and software in our modules, subsystems, and circuit packs. We are providing optical technology for gesture-recognition systems that enable the control of technology by natural body gestures instead of using a remote, mouse, or other device. Emerging gesture recognition systems simplify the way that people interact with technology, and are initially being used in applications for home entertainment and computing. In addition, our CCOP and AOT segments have been working together to develop CPV cells for the solar market aimed at large commercial and utility scale installations. We continue to develop new product offerings in both solid-state and fiber lasers that take advantage of technologies and components developed within our CCOP segment. All these developments are targeted at serving customers engaging in biotechnology, graphics and imaging, remote sensing, and materials processing and precision micromachining markets.

In our AOT segment, our R&D efforts concentrate on developing more innovative solutions from our core anti-counterfeiting technology expertise. Our strong participation in the currency security market is being augmented with new advances in optically variable pigment technology. We are also developing anti-counterfeiting solutions for the pharmaceutical and consumer electronic markets. AOT leverages its optical coating technology expertise to develop applications for the government and defense markets. AOT has also developed new products in the growing spectrometer market, introducing an innovative handheld solution with applications in the law enforcement, pharmaceutical, food and agriculture, and defense and security markets.

Manufacturing

As of June 30, 2012 our significant manufacturing facilities were located in the United States, China, France, and Germany. Additionally, our significant contract manufacturing partners were located in China, Malaysia, Mexico, and Thailand.

Sources and Availability of Raw Materials

JDSU uses various suppliers and contract manufacturers to supply parts and components for the manufacture and support of multiple product lines. Although our intention is to establish at least two sources of supply for materials whenever possible, for certain components we have sole or limited source supply arrangements. We may not be able to procure these components from alternative sources at acceptable prices within a reasonable time or at all; therefore the loss or interruption of such arrangements could have an impact on our ability to deliver certain products on a timely basis.

Patents and Proprietary Rights

Intellectual property rights that apply to our various products include patents, trade secrets, and trademarks. We do not intend to broadly license our intellectual property rights unless we can obtain adequate consideration or enter into acceptable patent cross-license agreements. As of June 30, 2012, we owned approximately 1,550 U.S. patents and approximately 800 foreign patents, and we have approximately 740 patent applications pending throughout the world.

Backlog

Backlog consists of purchase orders for products for which we have assigned shipment dates within the following 12 months. As of June 30, 2012 our backlog was approximately $417 million as compared to $398 million at July 2, 2011. Because of possible changes in product delivery schedules and cancellation of product orders and because our sales often reflect orders shipped in the same quarter in which they are received, our backlog at any particular date is not necessarily indicative of actual revenue or the level of orders for any succeeding period.

Employees

We employed approximately 4,950 employees as of June 30, 2012, compared to approximately 5,000 and 4,700 as of July 2, 2011 and July 3, 2010, respectively. Our workforce as of June 30, 2012 included approximately 1,950 employees in manufacturing, 1,400 employees in R&D, 600 employees in general and administration, and 1,000 employees in sales and marketing, respectively.

Similar to other technology companies, we rely upon our ability to use stock options, “Full Value Awards”, and other forms of stock-based compensation as key components of our executive and employee compensation structure. Full Value Awards include Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares that are granted with the exercise price equal to zero and are converted to shares immediately upon vesting. Historically, these components have been critical to our ability to retain important personnel and offer competitive compensation packages. Without these components, we would be required to significantly increase cash compensation levels or develop alternative compensation structures to retain our key employees.

Outside of the United Sates, our businesses are subject to labor laws that differ from those in the United States. The Company follows statutory requirements and in certain European countries, it is common for a works council, consisting of elected employees, to represent the sites when discussing matters such as compensation, benefits or terminations of employment. We consider our employee relations to be very good.